CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Kalmar Pooled Investment Trust, comprised of Kalmar "Growth-with-Value" Small Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 28, 2004